Exhibit 99.1

FOR IMMEDIATE RELEASE

Deep Isolation Nuclear, Inc. Reports Operational and Financial Results for the Third Quarter of 2026

Operational Highlights for the Third Quarter of 2026

●	Common stock approved for quotation and began trading on the OTCQB Venture Market under the ticker symbol “DBHL” in July 2026

●	Selected as the sole industrial partner on three U.S. Department of Energy (“DOE”) Project GENESIS grants advancing artificial intelligence-enabled nuclear waste repository analysis

●	Announced results from a three-year DOE-funded study evaluating deep borehole disposal of waste generated by recycling used nuclear fuel

●	Subsequent to quarter-end, published customer case study with Slovenia’s Agency for Radio Active Waste Management highlighting the potential cost and operational benefits of Deep Isolation’s deep borehole disposal approach

●	Subsequent to quarter-end, announced receipt of a drilling permit from the Texas Railroad Commission for the Company’s full-scale, non-radioactive Commercialization Pilot near Cameron, Texas

●	Subsequent to quarter-end, began site preparation, including well pad construction for the full-scale, non-radioactive Commercialization Pilot near Cameron, Texas

Financial Highlights for the Third Quarter of 2026

●	Reported consolidated revenue of $1.8 million

●	Reported research and development expense of approximately $0.5 million related to the non-radioactive, full-scale, at-depth demonstration of the Company’s deep borehole waste disposal technology

●	Had available cash of $16.5 million as of September 30, 2026

●	Reported a net loss of $3.8 million primarily attributable to research and development and selling, general, and administrative expenses

●	Total common shares outstanding as of November 9, 2026 of 57,765,606

PLANO, TX, November 12, 2026 – Deep Isolation Nuclear, Inc. (OTCQB: DBHL) (“Deep Isolation” or the “Company”), a leading innovator in nuclear waste disposal technology, today announced its operational and financial results for the three months ended September 30, 2026.

“The third quarter advanced our work toward commercial readiness,” said Rod Baltzer, CEO of Deep Isolation. “We announced results from a three-year DOE-funded study evaluating a permanent disposal pathway for waste from recycled nuclear fuel, and we continued to advance our full-scale, non-radioactive Commercialization Pilot near Cameron, Texas. Subsequent to quarter-end, receipt of the drilling permit from the Texas Railroad Commission and the start of well pad construction marked further steps toward field execution.

“Additionally, our common stock began trading on the OTCQB Venture Market in July, and we were selected as the sole industrial partner on three DOE Project GENESIS grants focused on artificial intelligence-enabled repository analysis. We believe the industry’s growing attention to the full nuclear fuel cycle reinforces the importance of developing practical permanent nuclear waste disposal solutions. Our focus remains on demonstrating our technology and working with customers and collaborators to advance its commercial adoption.”

Operational Progress

During the third quarter, Deep Isolation continued engineering and procurement activities for its non-radioactive, full-scale, at-depth demonstration of its deep borehole disposal technology (the “Commercialization Pilot”) at the Deep Borehole Demonstration Center (“DBDC”), located at Halliburton’s Drilling Technology Facility near Cameron, Texas. The program is designed to test borehole construction, surface handling, and full-scale emplacement and retrieval of the Company’s Universal Canister System (“UCS”). Subsequent to quarter-end, on October 1, 2026, the Company announced that the Texas Railroad Commission had issued a drilling permit, allowing the project to advance toward construction and field activities. The permit is for the non-radioactive pilot and does not authorize disposal of radioactive waste.

On October 28, 2026, the Company announced that site preparation, including well pad construction, had begun at the DBDC. The pad will support drilling, casing and cementing operations for the demonstration borehole as part of the Commercialization Pilot. The Commercialization Pilot is being conducted in collaboration with the DBDC, Halliburton, Amentum, NAC International and Occlusion Nuclear Solutions, using non-radioactive packages to simulate repository operations.

Commercial Progress and Other Company Events

In July 2026, the Company’s common stock was approved for quotation on the OTCQB Venture Market under the symbol “DBHL.” On July 23, 2026, Deep Isolation was selected as the sole industrial partner on three competitive grants under DOE’s Project GENESIS program. Two projects are led by Lawrence Berkeley National Laboratory and one by the University of South Carolina, advancing artificial intelligence-enabled repository site screening, design and performance analysis.

On September 22, 2026, Deep Isolation announced results from a three-year DOE-funded project under ARPA-E’s CURIE program, conducted with Argonne National Laboratory, Oklo and Case Western Reserve University. Deep Isolation evaluated packaging, repository design, long-term safety and economics for disposal of waste from recycled nuclear fuel. All disposal scenarios studied were projected to cost less than the program’s target of 0.1 cent per kilowatt-hour of electricity generated, and all scenarios under expected conditions met the study’s safety performance criteria.

Subsequent to quarter-end, on October 14, 2026, the Company published a customer case study featuring Slovenia’s Agency for Radioactive Waste Management. The assessment compared a standalone disposal facility for TRIGA II research-reactor spent fuel with integration into a proposed deep borehole repository for Krško Nuclear Power Plant spent fuel. The analysis found that integrating the smaller inventory could increase total repository lifecycle costs by less than approximately 0.5%, illustrating the potential benefits of shared disposal infrastructure.

Nuclear Industry Developments

Permanent nuclear waste disposal remained central to discussions of a sustainable nuclear fuel cycle during the third quarter and subsequent to quarter-end. In the United States, the Department of Energy continued exploring Nuclear Lifecycle Innovation Campuses through voluntary federal-state partnerships that could co-locate enrichment, fuel fabrication, used-fuel reprocessing and waste disposition. Utah, Tennessee, Oklahoma, Louisiana and Idaho signed memoranda of understanding in July. These agreements represent continued exploration of potential host sites, rather than authorization to construct or operate a repository. The initiative highlights the importance of considering permanent disposal alongside investment in nuclear generation and fuel recycling.

Internationally, Finland advanced toward permanent nuclear waste disposal in a mined repository when its nuclear safety regulator issued a favorable safety assessment in August. Subsequent to quarter-end, on October 22, the Finnish Government granted Posiva an operating license for its spent-fuel encapsulation and final disposal facility at Olkiluoto, the first such license for a mined repository worldwide. Commissioning tests, inspections and regulatory approvals remain necessary before production operations begin. Fuel-cycle innovation also continued in the United States: in October, ARPA-E selected eight projects for award negotiations under its HORNIG program focused on advanced reactor fuels and the use of recycled nuclear materials. In management’s view, recycling and permanent disposal are complementary elements of long-term waste management, including disposal of the residual waste generated by recycling.

Broader nuclear investment continued to reflect demand for reliable electricity, including from artificial intelligence and data centers. Subsequent to quarter-end, Google and Constellation announced a 20-year power purchase agreement on October 6 intended to enable 890 megawatts of additional nuclear capacity through upgrades at 11 existing reactor units. Such investments illustrate the role of existing nuclear facilities in meeting growing power demand while advanced reactor technologies progress toward deployment. In management’s view, continued operation of existing reactors, new nuclear capacity and investment in fuel recycling could expand the long-term need for permanent disposal solutions. Realizing that opportunity will depend on successful technology demonstration, licensing, financing, community engagement and, in the United States, legislative changes needed to allow commercialization of deep borehole disposal.

2

Financial Summary

	For the Three Months Ended
(Amounts in thousands)	9/30/2026	9/30/2025
Revenue	$1,787	$1,683
Research and development expense	450	—
Selling, general and administrative expenses	4,326	2,493
Net Loss	(3,764)	(1,307)
EBITDA[1]	(3,819)	(1,510)
Adjusted EBITDA[1]	(3,369)	(1,410)
Cash (as of)	16,540	28,209

Revenue increased by approximately $0.1 million, or 6%, for the three months ended September 30, 2026, compared to the three months ended September 30, 2025. The increase in revenue was primarily attributable to completion milestones achieved for certain projects at Deep Isolation along with increased billing at existing projects at Freestone Environmental Services, Inc. (“Freestone”), the Company’s wholly owned environmental consulting subsidiary.

Research and development expense increased by approximately $0.5 million for the three months ended September 30, 2026, compared to the three months ended September 30, 2025. The increase in research and development expense was attributed to the ordering of long-lead items and front-end engineering work related to the Company’s non-radioactive, full-scale, at-depth demonstration of its deep borehole disposal technologies.

Selling, general and administrative expenses increased by approximately $1.8 million, or 74%, for the three months ended September 30, 2026, compared to the three months ended September 30, 2025. The increase in selling, general and administrative expenses was primarily attributable to stock-based compensation along with higher employee and benefits expenses following the addition of 9 new employees since the beginning of 2026, including the Chief Financial Officer and General Counsel.

Net loss increased by $2.5 million for the three months ended September 30, 2026, compared to the three months ended September 30, 2025, primarily due to the increases in research and development and selling, general and administrative expenses described above.

EBITDA1 was a loss of 3.8 million for the three months ended September 30, 2026, compared to a loss of 1.5 million for the three months ended September 30, 2025. The decrease in EBITDA was primarily attributed to higher research and development expenses and selling, general, and administrative expenses as described above.

Adjusted EBITDA1 was a loss of $3.4 million for the three months ended September 30, 2026, compared to $1.4 million for the three months ended September 30, 2025. The decrease in Adjusted EBITDA was primarily attributed to higher selling, general, and administrative expenses as described above.

About Deep Isolation

Deep Isolation (OTCQB: DBHL) is the first company to undertake development of technologies for nuclear waste disposal in deep boreholes. Deep Isolation’s solution is designed to offer a unique approach to help countries identify, plan for and complete the necessary steps to dispose of their nuclear waste inventories. With over 100 patents issued to date, Deep Isolation’s technology is designed to leverage proven drilling practices to allow safe isolation of waste deep underground in horizontal, vertical, or slanted borehole repositories. Deep Isolation’s Universal Canister System is engineered to support integrated management of spent fuel and high-level radioactive waste from legacy and advanced reactors across storage, transportation, and eventual disposal. In January 2026, Deep Isolation launched a full-scale, at-depth deep borehole Commercialization Pilot for its solution at Cameron, Texas, in collaboration with the Deep Borehole Demonstration Center, Halliburton (NYSE: HAL), Amentum (NYSE: AMTM), NAC International (TYO: 7004), and Occlusion Nuclear Solutions.

[1]	EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be used in isolation or as a substitute for Deep Isolation’s financial results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). For the definitions and reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please refer to Exhibit II at the end of this press release

3

For more information, visit: deepisolation.com

Media Contact:

Sophie McCallum

media@deepisolation.com

Investor Contact:

Caldwell Bailey

ICR, Inc.

InvestorRelations@deepisolation.com

Forward-Looking Statements

Statements contained in this press release that are not historical facts are “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our plans, objectives and expectations for our business, the future growth of our business and the nuclear energy and nuclear waste disposal industries as a whole, the Commercialization Pilot, and future benefits expected to arise from our strategic partnerships. In certain cases, forward-looking statements can be identified by the use of words and phrases or variations of words and phrases or statements such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions. Forward-looking statements are based on management’s belief and assumptions, including current expectations and projections about future events and trends, and on information currently available to management.

Forward-looking statements in this or any other news release are subject to a number of risks, uncertainties, and assumptions that could cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties, and assumptions are subject to a number of factors, including, among others: the failure of a market to develop for our deep borehole disposal solutions as quickly as we expect or at all; a failure of demand for our solution to develop sufficiently; regulatory and legal developments, including issues relating to obtaining regulatory approvals or permissions on the timelines we expect or at all; our lack of profitability; delays or failure in our initiative to complete a full-scale, at-depth demonstration of our Universal Canister System and our deep borehole solution; our failure to enter into contracts with customers or, once we do enter into contracts, to continue such contractual relationships or to receive new contract awards; our dependency on governmental contracts and awards and our ability to finalize negotiations on same; our failure to manage our growth effectively or to execute our business plan; our failure to sustain and expand relationships with governmental entities and strategic partners; a failure in the assumptions or analyses we have used in supporting forecasts or plans; our inability to commercialize our products at scale; the development or deployment of other technologies or solutions supplanting or competing with our technologies; challenges to our intellectual property; failures to protect, maintain, enforce, and enhance our intellectual property, and claims by others of intellectual property infringement; political and public perceptions of nuclear energy, including perceptions as to accidents or other high-profile events involving nuclear power facilities or radioactive materials; our liquidity and ability to raise capital; any inability to control operating and project costs and project delays or other project-related problems; security (including cybersecurity) breaches or disruptions; geopolitical, macroeconomic, domestic events or crises, including supply chain disruptions and other risks and uncertainties outside of our control; weather and effects of climate change; and litigation or legal proceedings that may be brought against us.

The foregoing is not an exhaustive list of all the factors that may cause any forward-looking statements to prove inaccurate or our actual results to differ materially from our expectations and forecasts. Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements, and we cannot guarantee future results, performance, or achievements. Accordingly, readers should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Additional information concerning the factors above and other factors will be found in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including the sections titled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 7, 2026, respectively, our Registration Statement Form S-1, originally filed August 18, 2025 and subsequently amended, our Proxy Statement for our 2026 Annual Meeting of Stockholders as filed on April 29, 2026, and in filings with the SEC that will be made in the future.

The Company’s SEC filings are available free of charge at www.sec.gov or upon written request to Deep Isolation at InvestorRelations@deepisolation.com or CorpSec@deepisolation.com.

4

Exhibit I - Unaudited Interim Financial Information

Deep Isolation Nuclear, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2026 (Unaudited)	December 31, 2025
Assets
Current assets:
Cash	$16,540	$27,434
Accounts receivable, net of allowance for credit losses of $135 and $118, respectively	769	439
Contract assets	873	275
Other current assets	836	672
Total current assets	19,018	28,820

Property, plant and equipment, net	193	128
Intangible assets, net	13	73
Finance lease right-of-use assets	9	11
Operating lease right-of-use assets	178	269
Goodwill	182	182
Other non-current assets	$72	$140
Total assets	$19,665	$29,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$749	$1,113
Accrued payroll	316	774
Contract liabilities	225	150
Finance lease liabilities, current	3	3
Operating lease liabilities, current	136	125
Other current liabilities	390	101
Total current liabilities	1,819	2,266

Finance lease liabilities, net of current portion	6	9
Operating lease liabilities, net of current portion	48	152
Total liabilities	1,873	2,427
Commitments and Contingencies (Note 16)
Stockholders’ Equity
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 57,726,850 and 57,542,113 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	6	6
Additional paid-in capital	62,244	59,456
Accumulated deficit	(44,719)	(32,503)
Accumulated other comprehensive income	261	237
Total stockholders’ equity	17,792	27,196
Total liabilities and stockholders’ equity	$19,665	$29,623

5

Deep Isolation Nuclear, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$1,787	$1,683	$4,553	$4,837
Cost of services (exclusive of depreciation shown separately below)	(830)	(700)	(2,123)	(2,118)
Gross profit	957	983	2,430	2,719

Operating expenses:
Selling, general and administrative expenses	4,326	2,493	9,912	5,701
Research and development	450	—	5,119	—
Depreciation and amortization expense	36	29	86	88
Total operating expenses	4,812	2,522	15,117	5,789

Loss from operations	(3,855)	(1,539)	(12,687)	(3,070)

Gain on insurance settlement	—	—	27	—
Other income	91	232	444	235
Net loss before income taxes	(3,764)	(1,307)	(12,216)	(2,835)

Provision for income taxes	—	—	—	1
Net loss	$(3,764)	$(1,307)	$(12,216)	$(2,836)

Other comprehensive income (loss):
Foreign currency translation adjustments	(9)	160	24	120
Total other comprehensive income (loss)	(9)	160	24	120
Net loss and other comprehensive loss	$(3,773)	$(1,147)	$(12,192)	$(2,716)

Net loss per common share – basic and diluted	$(0.07)	$(0.02)	$(0.21)	$(0.06)
Weighted average common shares outstanding - basic and diluted	57,691,306	54,260,091	57,660,360	45,750,667

6

Deep Isolation Nuclear, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) (in thousands, except share and per share data)

	Common Stock		Preferred Stock Series A		Preferred Stock Series A Prime		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
Balance, January 1, 2025	773,941	$—	655,351	$—	115,057	$—	$29,962	$(27,167)	$122	$2,917
Retroactive application of Merger	39,127,838	4	(655,351)	—	(115,057)	—	(4)	—	—	—
Adjusted Balance beginning of quarter	39,901,779	$4	—	$—	—	$—	$29,958	$(27,167)	$122	$2,917
Exercise of stock options	1,330,620	—	—	—	—	—	70	—	—	70
Stock based compensation	—	—	—	—	—	—	25	—	—	25
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(50)	(50)
Net loss	—	—	—	—	—	—	—	(166)	—	(166)
Balance, March 31, 2025	41,232,399	4	—	—	—	—	30,053	(27,333)	72	2,796

Exercise of stock options	2,737,355	—	—	—	—	—	324	—	—	324
Stock based compensation	—	—	—	—	—	—	30	—	—	30
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	10	10
Net loss	—	—	—	—	—	—	—	(1,363)	—	(1,363)
Balance, June 30, 2025	43,969,754	4	—	—	—	—	30,407	(28,696)	82	1,797

Exercise of stock options	304,545	—	—	—	—	—	40	—	—	40
Stock based compensation	—	—	—	—	—	—	192	—	—	192
Shares issued in reverse acquisition	2,250,000	—	—	—	—	—	(176)	—	—	(176)
Treasury Stock	(26,870)	—	—	—	—	—	(81)	—	—	(81)
Shares issued in private placement offering, net of offering costs	11,012,387	1	—	—	—	—	28,847	—	—	28,848
Foreign currency translation	—	—	—	—	—	—	—	—	160	160
Net loss	—	—	—	—	—	—	—	(1,307)	—	(1,307)
Balance, September 30, 2025	57,509,816	$5	—	$—	—	$—	$59,229	$(30,003)	$242	$29,473

7

Deep Isolation Nuclear, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) (in thousands, except share and per share data)

	Common Stock		Preferred Stock Series A		Preferred Stock Series A Prime		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
Balance, January 1, 2026	57,542,113	$6	—	$—	—	$—	$59,456	$(32,503)	$237	$27,196
Exercise of stock options and distribution of restricted stock units	105,500	—	—	—	—	—	4	—	—	4
Stock based compensation	—	—	—	—	—	—	522	—	—	522
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	48	48
Net loss	—	—	—	—	—	—	—	(5,416)	—	(5,416)
Balance, March 31, 2026	57,647,613	6	—	—	—	—	59,982	(37,919)	285	$22,354

Exercise of stock options and distribution of restricted stock units	19,500	—	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	—	—	363	—	—	363
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(15)	(15)
Net loss	—	—	—	—	—	—	—	(3,036)	—	(3,036)
Balance, June 30, 2026	57,667,113	6	—	—	—	—	60,345	(40,955)	270	19,666

Exercise of stock options and distribution of restricted stock units	59,737	—	—	—	—	—	11	—	—	11
Stock based compensation	—	—	—	—	—	—	1,888	—	—	1,888
Foreign currency translation	—	—	—	—	—	—	—	—	(9)	(9)
Net loss	—	—	—	—	—	—	—	(3,764)	—	(3,764)
Balance, September 30, 2026	57,726,850	$6	—	$—	—	$—	$62,244	$(44,719)	$261	$17,792

8

Deep Isolation Nuclear, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands, except share and per share data

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(12,216)	$(2,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	86	88
Interest expense	1	1
Stock based compensation	2,773	247
Gain on debt extinguishment	—	(74)
Gain on insurance settlement	(27)	—
Changes in operating assets and liabilities:
Accounts receivable	(347)	(499)
Allowance for credit losses	17	(17)
Contract assets	(598)	(30)
Other current assets	(164)	(968)
Other non current assets	68	—
Accounts payable	(364)	605
Contract liabilities	75	414
Accrued expenses	(458)	(174)
Other current liabilities	289	16
Operating lease right-of-use assets and lease liabilities	(3)	(3)
Net cash used in operating activities	(10,868)	(3,230)
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(89)	(38)
Proceeds from insurance on disposal of fixed asset	27	—
Cash acquired in reverse acquisition	—	7
Net cash used in investing activities	(62)	(31)
Cash Flows from Financing Activities:
Payment of finance lease liability	(3)	—
Proceeds from issuance of Series A Prime Preferred Stock	—	—
Proceeds from Offering, net of Offering costs	—	28,848
Payment of share repurchase liability	—	(81)
Proceeds from exercise of stock options	15	434
Net cash provided by financing activities	12	29,201

Net change in cash and cash equivalents	(10,918)	25,940
Effect of exchange rate on cash and cash equivalents	24	120

Cash and cash equivalents:
Beginning of period	27,434	2,149
End of period	$16,540	$28,209

Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock in reverse acquisition	$—	$176

9

Exhibit II Non-GAAP Financial Measures: EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before depreciation, amortization, finance income and expense, and taxes. Adjusted EBITDA is defined as EBITDA before certain items, including registration statement expenses and research and development expenses, that management believes are not indicative of core ongoing operations for the periods presented. EBITDA and Adjusted EBITDA are non-GAAP financial measures that are used as supplemental financial measures by management and external users of financial statements, such as investors, to assess our financial and operating performance. We believe that these non-GAAP financial measures assist our management and investors by increasing the comparability of our performance from period to period. We believe that including EBITDA and Adjusted EBITDA assists our management and investors in (i) understanding and analyzing the results of our operating and business performance, (ii) selecting between investing in us and other investment alternatives and (iii) monitoring our ongoing financial and operational strength in assessing whether to purchase and/or to continue to hold our common shares. This is achieved by excluding the potentially disparate effects between periods of, in the case of EBITDA and Adjusted EBITDA, financial income and expenses,, taxes, depreciation and amortization; in the case of Adjusted EBITDA, registration statement expenses and research and development expenses, which are excluded because they relate to specific, discrete initiatives and may vary significantly based on the timing and scope of such activities.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives to, or as substitutes for, or superior to, profit or loss, profit or loss from operations, earnings or loss per share or any other measure of operating performance presented in accordance with GAAP. Some of these limitations include the fact that they do not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments and (ii) changes in, or cash requirements for, our working capital needs. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. EBITDA and Adjusted EBITDA are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows and other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the excluded items. Therefore, the non-GAAP financial measures as presented below may not be comparable to similarly titled measures of other companies in the nuclear or other industries.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for each of the periods presented (in thousands):

	For the Three Months Ended
	September 30, 2026	September 30, 2025
Net loss	$(3,764)	$(1,307)
Depreciation and amortization expense	36	29
Other income (expense)	(91)	(232)
Provision for income taxes	—	—
EBITDA	(3,819)	(1,510)
Registration statement expenses (1)	—	100
Research and development expenses (2)	450	—
Adjusted EBITDA	$(3,369)	$(1,410)

(1)	Represents specific costs that are incremental and discrete to the periods presented and are not indicative of our core ongoing operations. For the three months ended September 30, 2025, these amounts were comprised of non-routine legal costs associated with the Company’s registration statement that do not qualify for equity issuance costs and outside the ordinary course of business.
(2)	For the three months ended September 30, 2026, these amounts were comprised of research and development costs incurred to design, develop, test, and validate the Company’s technologies and services for the deep borehole disposal of nuclear waste. The Company believes excluding these investments provides investors with additional insight into the operating performance of its core business activities and enhances comparability across reporting periods by removing costs that may vary significantly based on the timing and scope of development initiatives.

10